UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY

(Exact name of registrant as specified in its charter)

Delaware	36-3145972
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: 333-129243

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Global Medium-Term Notes, Series F, 9% Targeted Income Strategic Total Return Securities due October 30, 2011 (Exchangeable for a Cash Amount Based on the CBOE NASDAQ-100 BuyWrite IndexSM)	The Nasdaq Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The title of the class of securities to be registered hereunder is: “Global Medium-Term Notes, Series F, 9% Targeted Income Strategic Total Return Securities due October 30, 2011 (Exchangeable for a Cash Amount Based on the CBOE NASDAQ-100 BuyWrite IndexSM)” (the “Securities”). A description of the Securities is set forth under the caption “Description of Debt Securities” in the prospectus included within the Registration Statement of Morgan Stanley (the “Registrant”) on Form S-3 (Registration No. 333-129243) (the “Registration Statement”), as supplemented by the information under the caption “Description of Notes” in the prospectus supplement dated November 14, 2005 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the “Act”), which description is incorporated herein by reference, and as further supplemented by the description of the Securities contained in the pricing supplement dated November 22, 2005 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.	Exhibits

The following documents are filed as exhibits hereto:

4.1	Proposed form of Global Note evidencing the Securities.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MORGAN STANLEY (Registrant)

Date: November 22, 2005	By:	/S/ W. GARY BEESON
	Name:	W. Gary Beeson
	Title:	Assistant Secretary and Counsel

INDEX TO EXHIBITS

Exhibit No.		Page No.

4.1	Proposed form of Global Note evidencing the Securities.	A-1